Exhibit 5.1
Ladies and Gentlemen:

We have acted as special United States counsel to Chevron Corporation, a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of (i) up to $105 million deferred compensation obligations of the Company, which upon election of a participating employee represent unsecured obligations to pay deferred compensation in the future, under the Chevron Corporation Deferred Compensation Plan for Management Employees II (the “Plan”), such obligations, the “Deferred Compensation Obligations” and (ii) an aggregate of 1,021,698 shares (the “Plan Shares”) of the Company’s common stock, par value $0.75 per share (the “Common Stock”), authorized for issuance under the Plan.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, (the “Rules and Regulations”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the Plan;

(c) an executed copy of a certificate of Rose Z. Pierson, Assistant Secretary of the Company, dated August 5, 2021 (the “Secretary’s Certificate”);

Chevron Corporation
August 5, 2021

(d) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware as of May 30, 2008, and certified pursuant to the Secretary’s Certificate (“the Restated Certificate of Incorporation”);

(e) the Amended and Restated By-laws of the Company, in effect as of the date hereof, certified pursuant to the Secretary’s Certificate (the “Amended and Restated By-laws”);

(f) certain resolutions of the Board of Directors of the Company adopted on July 27, 2021 and June 29, 2005, and certified pursuant to the Secretary’s Certificate;

(g) a certificate, dated the date hereof, from the Secretary of State of the State of Delaware, with respect to the Company’s existence and good standing in the State of Delaware; and

(h) the forms of award agreements and forms of election under the Plan.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of California and (ii) the General Corporation Law of the State of Delaware (the “DGCL”), all of the foregoing being referred to as “Opined on Law.”

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. the Deferred Compensation Obligations have been duly authorized by the Company under the DGCL and, when issued and delivered in accordance with the terms of the Plan and the applicable election form thereunder, will be valid and binding obligations of the

Chevron Corporation
August 5, 2021

Company, enforceable against the Company in accordance with their terms under the laws of the State of California; and

2. the Plan Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when awarded by the Board of Directors of the Company or a duly authorized committee thereof and issued and paid for in accordance with the terms of the Plan and the applicable award agreements under the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

The opinion stated herein is subject to the following qualifications:

(a) we have assumed that: (i) the consideration received by the Company for each Plan Share delivered pursuant to the Plan will not be less than the par value of the Common Stock; (ii) an appropriate account statement evidencing the Plan Shares credited to a recipient’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent; (iii) the issuance of the Plan Shares will be properly recorded in the books and records of the Company; (iv) each award agreement pursuant to which rights to acquire Plan Shares or other awards, including Deferred Compensation Obligations, are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto; and (v) the issuance of the Plan Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Company’s Restated Certificate of Incorporation or the Amended and Restated By-laws);

(b) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Plan or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d) we have assumed that the choice of California law to govern the Plan is a valid and legal provision;

(e) we do not express any opinion with respect to the enforceability of any provision contained in the Plan with respect to the choice of law of the parties to such Plan; and

(f) we have assumed that the Plan accurately reflects the intention of the parties thereto.

In addition, in rendering the foregoing opinion we have assumed that:

Chevron Corporation
August 5, 2021

(a) neither the issuance of the Deferred Compensation Obligations nor the performance by the Company of its obligations under the Plan (i) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject; (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law); and

(b) the issuance of the Deferred Compensation Obligations or the performance by the Company of its obligations under the Plan, does not require and will not require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP